                                                                    Exhibit 10.1


================================================================================

                             TELEFLEX INCORPORATED

                            $350,000,000 Shelf Amount

                         Senior Notes Issuable in Series

                                  $350,000,000

               5.23% Series 2004-1 Tranche A Senior Notes due 2011

               5.75% Series 2004-1 Tranche B Senior Notes due 2014

               5.85% Series 2004-1 Tranche C Senior Notes due 2016

                                   ----------

                             NOTE PURCHASE AGREEMENT
                                   ----------

                           Dated as of July 8, 2004

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                             Page
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

1.       AUTHORIZATION OF NOTES...................................................................................    1

         1.1      Amount; Establishment of Series.................................................................    1

         1.2      The Series 2004-1 Notes.........................................................................    2

2.       SALE AND PURCHASE OF NOTES...............................................................................    2

3.       CLOSING..................................................................................................    3

4.       CONDITIONS TO CLOSING....................................................................................    3

         4.1      Representations and Warranties..................................................................    3

         4.2      Performance; No Default.........................................................................    3

         4.3      Compliance Certificates.........................................................................    4

         4.4      Opinions of Counsel.............................................................................    4

         4.5      Purchase Permitted By Applicable Law, etc.......................................................    4

         4.6      Sale of Other Notes.............................................................................    4

         4.7      Payment of Special Counsel Fees.................................................................    4

         4.8      Private Placement Number........................................................................    5

         4.9      Changes in Corporate Structure..................................................................    5

         4.10     Proceedings, Documents and Consents.............................................................    5

         4.11     Funding Instructions............................................................................    5

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................    5

         5.1      Organization; Power and Authority...............................................................    5

         5.2      Authorization, etc..............................................................................    6

         5.3      Disclosure......................................................................................    6

         5.4      Organization and Ownership of Shares of Subsidiaries; Affiliates................................    6

         5.5      Financial Statements............................................................................    7

         5.6      Compliance with Laws, Other Instruments, etc....................................................    7

         5.7      Governmental Authorizations, etc................................................................    8

         5.8      Litigation; Observance of Agreements, Statutes and Orders.......................................    8

         5.9      Taxes...........................................................................................    8

         5.10     Title to Property; Leases.......................................................................    8

         5.11     Licenses, Permits, etc..........................................................................    9

         5.12     Compliance with ERISA...........................................................................    9

         5.13     Private Offering by the Company.................................................................   10

         5.14     Use of Proceeds; Margin Regulations.............................................................   10

         5.15     Existing Indebtedness; Future Liens.............................................................   10

         5.16     Foreign Assets Control Regulations, etc.........................................................   11

         5.17     Status under Certain Statutes...................................................................   11

         5.18     Environmental Matters...........................................................................   11

         5.19     Consummation of the Hudson RCI Acquisition......................................................   12

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
6.       REPRESENTATIONS OF THE PURCHASERS.......................................................................  12

         6.1      Purchase for Investment........................................................................  12

         6.2      Source of Funds................................................................................  12

7.       INFORMATION AS TO THE COMPANY...........................................................................  14

         7.1      Financial and Business Information.............................................................  14

         7.2      Officer's Certificate..........................................................................  17

         7.3      Inspection.....................................................................................  17

8.       PREPAYMENT OF THE NOTES.................................................................................  18

         8.1      Maturity.......................................................................................  18

         8.2      Optional Prepayments with Make-Whole Amount....................................................  18

         8.3      Allocation of Partial Prepayments..............................................................  18

         8.4      Prepayments in Connection with Asset Dispositions..............................................  19

         8.5      Prepayments in Connection with a Change of Control.............................................  19

         8.6      Maturity; Surrender, etc.......................................................................  20

         8.7      Purchase of Notes..............................................................................  20

         8.8      Make-Whole Amount..............................................................................  20

9.       AFFIRMATIVE COVENANTS...................................................................................  22

         9.1      Compliance with Law............................................................................  22

         9.2      Insurance......................................................................................  22

         9.3      Maintenance of Properties......................................................................  22

         9.4      Payment of Taxes and Claims....................................................................  22

         9.5      Corporate Existence, etc.......................................................................  23

         9.6      Restricted and Unrestricted Subsidiaries.......................................................  23

10.      NEGATIVE COVENANTS......................................................................................  23

         10.1     Transactions with Affiliates...................................................................  23

         10.2     Merger, Consolidation, etc.....................................................................  24

         10.3     Liens..........................................................................................  25

         10.4     Priority Indebtedness..........................................................................  26

         10.5     Leverage Ratio.................................................................................  27

         10.6     Disposition of Assets..........................................................................  27

         10.7     Maintenance of Business........................................................................  28

11.      EVENTS OF DEFAULT.......................................................................................  28

12.      REMEDIES ON DEFAULT, ETC................................................................................  30

         12.1     Acceleration...................................................................................  30

         12.2     Other Remedies.................................................................................  31

         12.3     Rescission.....................................................................................  31

         12.4     No Waivers or Election of Remedies, Expenses, etc..............................................  31

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........................................................  31

         13.1     Registration of Notes..........................................................................  31

         13.2     Transfer and Exchange of Notes.................................................................  32

         13.3     Replacement of Notes...........................................................................  32

14.      PAYMENTS ON NOTES.......................................................................................  33

         14.1     Place of Payment...............................................................................  33

         14.2     Home Office Payment............................................................................  33

15.      EXPENSES, ETC...........................................................................................  33

         15.1     Transaction Expenses...........................................................................  33

         15.2     Survival.......................................................................................  34

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............................................  34

17.      AMENDMENT AND WAIVER....................................................................................  34

         17.1     Requirements...................................................................................  34

         17.2     Solicitation of Holders of Notes...............................................................  35

         17.3     Binding Effect, etc............................................................................  35

         17.4     Notes held by Company, etc.....................................................................  35

18.      NOTICES.................................................................................................  36

19.      REPRODUCTION OF DOCUMENTS...............................................................................  36

20.      CONFIDENTIAL INFORMATION................................................................................  36

21.      SUBSTITUTION OF PURCHASER...............................................................................  38

22.      MISCELLANEOUS...........................................................................................  38

         22.1     Successors and Assigns.........................................................................  38

         22.2     Payments Due on Non-Business Days..............................................................  38

         22.3     Severability...................................................................................  38

         22.4     Construction...................................................................................  38

         22.5     Counterparts...................................................................................  39

         22.6     Governing Law..................................................................................  39

         SCHEDULE A        --      INFORMATION RELATING TO PURCHASERS

         SCHEDULE B        --      DEFINED TERMS

         SCHEDULE 4.9      --      Changes in Corporate Structure

         SCHEDULE 5.3      --      Disclosure Materials

         SCHEDULE 5.4      --      Subsidiaries and Ownership
                                   of Subsidiary Stock

         SCHEDULE 5.5      --      Financial Statements

         SCHEDULE 5.8      --      Certain Litigation

         SCHEDULE 5.11     --      Patents, etc.

         SCHEDULE 5.14     --      Use of Proceeds

         SCHEDULE 5.15     --      Existing Indebtedness/Liens

         EXHIBIT 1         --      Form of Senior Notes

         EXHIBIT 1-A       --      Form of 5.23% Series 2004-1 Tranche A
                                   Senior Note due 2011

         EXHIBIT 1-B       --      Form of 5.75% Series 2004-1 Tranche B
                                   Senior Note due 2014

         EXHIBIT 1-C       --      Form of 5.85% Series 2004-1 Tranche C
                                   Senior Note due 2016

         EXHIBIT 2         --      Form of Supplement

         EXHIBIT 4.4(a)    --      Form of Opinion of Special Counsel
                                              for the Company

         EXHIBIT 4.4(b)    --      Form of Opinion of Special Counsel
                                              for the Purchasers

                              TELEFLEX INCORPORATED
                            155 South Limerick Road,
                               Limerick, PA 19468

                            $350,000,000 Shelf Amount

                         Senior Notes Issuable in Series

                                  $350,000,000

               5.23% Series 2004-1 Tranche A Senior Notes due 2011

               5.75% Series 2004-1 Tranche B Senior Notes due 2014

               5.85% Series 2004-1 Tranche C Senior Notes due 2016

                                                              As of July 8, 2004

TO THE PURCHASERS WHOSE NAMES
APPEAR IN THE ACCEPTANCE FORM
AT THE END HEREOF:

Ladies and Gentlemen:

            TELEFLEX INCORPORATED, a Delaware corporation (the "COMPANY"), agrees with each of the purchasers whose names appear in the acceptance form at the end hereof (each, a "PURCHASER" and, collectively, the "PURCHASERS") as follows:

1.    AUTHORIZATION OF NOTES.

1.1   AMOUNT; ESTABLISHMENT OF SERIES

            The Company is contemplating the issue and sale of up to $350,000,000 aggregate principal amount of its Senior Notes (the "NOTES", such term to include any such Notes issued in substitution therefor pursuant to
Section 13 of this Agreement) issuable in series (each a "SERIES" of Notes). The Notes will be substantially in the form set out in Exhibit 1 with such changes therefrom, if any, as may be approved by the purchasers of such Notes, or Series thereof, and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

            Each Series of Notes, other than the Series 2004-1 Notes, will be issued pursuant to a supplement to this Agreement (a "SUPPLEMENT") in substantially the form of Exhibit 2, and will be subject to the following terms and conditions:

            (a) the designation of each Series of Notes shall distinguish the Notes of one Series from the Notes of all other Series;

            (b) within a Series, each Note shall rank pari passu with all other Notes; and the Notes of each Series shall rank pari passu with each other Series of the Notes;

            (c) each Series of Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory prepayments on the dates and with the Make-Whole Amounts, if any, as are provided in the Supplement under which such Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or other terms and provisions as shall be specified in such Supplement;

            (d) any additional covenants, Defaults, Events of Defaults, rights or similar provisions that are added by a Supplement for the benefit of the Series of Notes to be issued pursuant to such Supplement shall apply to all outstanding Notes of all Series, whether or not the Supplement so provides; and

            (e) except to the extent provided in Subsection (c) above, all of the provisions of this Agreement shall apply to the Notes of each Series.

The Purchasers of the Series 2004-1 Notes are under no obligation to purchase any subsequent Series of Notes.

1.2 THE SERIES 2004-1 NOTES.

            The Company will authorize, as the initial Series of Notes hereunder, the issue and sale, in three tranches, of $350,000,000 aggregate principal amount of its senior notes, of which $150,000,000 aggregate principal amount shall be its 5.23% Series 2004-1 Tranche A Senior Notes due 2011 (the "SERIES 2004-1 TRANCHE A NOTES"), $100,000,000 aggregate principal amount shall be its 5.75% Series 2004-1 Tranche B Senior Notes due 2014 (the "SERIES 2004-1 TRANCHE B NOTES") and $100,000,000 aggregate principal amount shall be its 5.85% Series 2004-1 Tranche C Senior Notes due 2016 (the "SERIES 2004-1 TRANCHE C NOTES" and, together with the Series 2004-1 Tranche A Notes and the Series 2004-1 Tranche B Notes, the "SERIES 2004-1 NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13). The Series 2004-1 Tranche A Notes, Series 2004-1 Tranche B Notes and Series 2004-1 Tranche C Notes shall be substantially in the form set out in Exhibits 1-A, 1-B and 1-C, respectively, with such changes therefrom, if any, as may be approved by each Purchaser and the Company.

2. SALE AND PURCHASE OF NOTES.

            Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series 2004-1 Notes in the respective tranches and in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3. CLOSING.

            The sale and purchase of the Series 2004-1 Notes to be purchased by each Purchaser shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on July 8, 2004. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Series 2004-1 Note for each tranche to be so purchased (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 1366212250600 at Bank of America, N.A., Charlotte, North Carolina, ABA #026-009-593. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

            Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

4.1 REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2 PERFORMANCE; NO DEFAULT.

            The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Series 2004-1 Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1, 10.2, 10.6 or 10.7 hereof had such Sections applied since such date.

4.3 COMPLIANCE CERTIFICATES.

            (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

            (b) Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Series 2004-1 Notes.

4.4 OPINIONS OF COUNSEL.

            Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Saul Ewing LLP, special counsel for the Company, covering the matters set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or the Purchasers' counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Milbank, Tweed, Hadley & McCloy LLP, the Purchasers' special New York counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5 PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

            On the date of the Closing such Purchaser's purchase of Series 2004-1 Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6 SALE OF OTHER NOTES.

            Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2004-1 Notes to be purchased by it at the Closing as specified in Schedule A.

4.7 PAYMENT OF SPECIAL COUNSEL FEES.

            Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8 PRIVATE PLACEMENT NUMBER.

            A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each tranche of the Series 2004-1 Notes.

4.9 CHANGES IN CORPORATE STRUCTURE.

            Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10 PROCEEDINGS, DOCUMENTS AND CONSENTS.

            All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and the Purchasers' special counsel, and such Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request. All third-party consents and approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

4.11 FUNDING INSTRUCTIONS.

            No later than two Business Days prior to the date of Closing, the Company shall have delivered to the Purchasers a letter signed by a Responsible Officer of the Company on Company letterhead setting forth the Company's wire instructions as contained in Section 3 to be used by the Purchasers to fund the respective purchase prices of their Notes.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each Purchaser that:

5.1 ORGANIZATION; POWER AND AUTHORITY.

            The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2 AUTHORIZATION, ETC.

            This Agreement and the Series 2004-1 Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Series 2004-1 Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 DISCLOSURE.

            The Company, through its agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated June 2004 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 28, 2003, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4 ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

            (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) of the Company's Affiliates, other than Subsidiaries. As of the date of the Closing all of the Company's Subsidiaries are Restricted Subsidiaries.

            (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

            (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

            (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5 FINANCIAL STATEMENTS.

            The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). There are no material liabilities of the Company or any Subsidiary that are not disclosed in the latest financial statements delivered pursuant to Section 5.5 or otherwise disclosed in writing to the Purchasers.

5.6 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

            The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7 GOVERNMENTAL AUTHORIZATIONS, ETC.

            No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series 2004-1 Notes.

5.8 LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

            (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9 TAXES.

            The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 26, 1999.

5.10 TITLE TO PROPERTY; LEASES.

            The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that the Company or any Subsidiary is party to as lessee and that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11 LICENSES, PERMITS, ETC.

            Except as disclosed in Schedule 5.11,

            (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

            (b) to the knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (c) to the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12 COMPLIANCE WITH ERISA.

            (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

            (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

            (e) The execution and delivery of this Agreement and the issuance and sale of the Series 2004-1 Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series 2004-1 Notes to be purchased by the Purchasers.

5.13 PRIVATE OFFERING BY THE COMPANY.

            Neither the Company nor anyone acting on its behalf has offered the Series 2004-1 Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 56 other Institutional Investors, each of which has been offered the Series 2004-1 Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14 USE OF PROCEEDS; MARGIN REGULATIONS.

            The Company will apply the proceeds of the sale of the Series 2004-1 Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Series 2004-1 Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

5.15 EXISTING INDEBTEDNESS; FUTURE LIENS.

            (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 28, 2004 since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such

Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

5.16 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

            (a) Neither the sale of the Series 2004-1 Notes by the Company hereunder nor its use of the proceeds thereof will violate (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the "TERRORISM ORDER") or (iv) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001).

            (b) Neither the Company nor any Subsidiary (i) is a "blocked person" as described in Section 1 of the Terrorism Order or a Person described in the Department of the Treasury Rule or (ii) engages in any dealings or transactions, or is otherwise associated, with any such blocked person or any such Person.

5.17 STATUS UNDER CERTAIN STATUTES.

            Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

5.18 ENVIRONMENTAL MATTERS.

            Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any Subsidiary of the Company or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing,

            (a) neither the Company nor any Subsidiary of the Company has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any Subsidiary of the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19 CONSUMMATION OF THE HUDSON RCI ACQUISITION.

            The Hudson RCI Acquisition has been consummated on terms substantially equivalent to those terms contained in the Memorandum describing and summarizing the Hudson RCI Acquisition.

6. REPRESENTATIONS OF THE PURCHASERS.

6.1 PURCHASE FOR INVESTMENT.

            Each Purchaser represents that such Purchaser is purchasing the Series 2004-1 Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Series 2004-1 Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2004-1 Notes.

6.2 SOURCE OF FUNDS.

            Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Series 2004-1 Notes to be purchased by such Purchaser hereunder:

            (a) the Source is an "insurance company general account" (as the term is defined in PTE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

            (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

            (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM EXEMPTION")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

            (f) the Source is a governmental plan; or

            (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

            (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7. INFORMATION AS TO THE COMPANY.

7.1 FINANCIAL AND BUSINESS INFORMATION.

            The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with' such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) Statements relating to Unrestricted Subsidiaries -- in the event that the Unrestricted Subsidiaries account for more than 10% of consolidated total assets of the Company and its Subsidiaries as of the end of any fiscal quarter or fiscal year of the Company or contribute more than 10% of consolidated revenues of the Company and its Subsidiaries for any such fiscal quarter or fiscal year, together with the financial statements delivered pursuant to the provisions of the foregoing clause
      (a) or (b), as applicable, with respect to such fiscal quarter or fiscal year, an unaudited balance sheet and statements of income and cash flows for all Unrestricted Subsidiaries as a group, together with consolidating statements reflecting all eliminations and adjustments required to reconcile such statements to the consolidated financial statements of the Company and its Subsidiaries for such fiscal period;

            (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each current or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (e) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (f) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

            (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes;

            (i) Supplements to Agreement -- in the event any additional Series of Notes is proposed to be issued under this Agreement (whether or not an initial Purchaser hereunder is a purchaser thereof), promptly, and in any event within ten Business Days after execution and delivery thereof, a true copy of the Supplement pursuant to which such Notes are to be, or were, issued; and

            (j) Information Required by Rule 144A -- the Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. For the purpose of this
      Section 7.1(j), the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

7.2 OFFICER'S CERTIFICATE.

            Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3 INSPECTION.

            The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PREPAYMENT OF THE NOTES.

8.1 MATURITY.

            As provided therein, the entire unpaid principal amount of the Series 2004-1 Tranche A Notes, Series 2004-1 Tranche B Notes and Series 2004-1 Tranche C Notes shall be due and payable on July 8, 2011, July 8, 2014 and July 8, 2016, respectively.

8.2 OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

            The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series 2004-1 Notes, in an amount not less than $2,500,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the applicable Make-Whole Amounts determined for the prepayment date with respect to such principal amount.

            The Company may prepay at its option any other Series of Notes as set forth in the Supplement pursuant to which such Notes are issued (provided that any such prepayment shall be in compliance with Section 8.7).

            The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of each Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amounts due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amounts as of the specified prepayment date.

8.3 ALLOCATION OF PARTIAL PREPAYMENTS.

            In the case of each partial prepayment of the Series 2004-1 Notes pursuant to Section 8.2, the Company shall prepay the same percentage of the unpaid principal amount of the Series 2004-1 Notes of each tranche, and the principal amount of the Series 2004-1 Notes of each tranche so to be prepaid shall be allocated among all of the Series 2004-1 Notes of such tranche at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

            In the case of any partial prepayment of any other Series of Notes pursuant to Section 8.2, such prepayment shall be allocated among the Notes of such Series as set forth in the Supplement pursuant to which such Notes are issued.

8.4 PREPAYMENTS IN CONNECTION WITH ASSET DISPOSITIONS.

            If the Company is required to offer to prepay Notes in accordance with (and in the aggregate amount calculated pursuant to) Section 10.6(d), the Company will give written notice thereof to each holder of a Note, which notice shall (i) refer specifically to this Section 8.4 and describe in reasonable detail the Disposition giving rise to such offer to prepay Notes, (ii) specify the ratable portion of each Note being offered to be prepaid (determined based on the unpaid principal amount of each Note in proportion to the aggregate unpaid principal amount of all Notes of all series at the time outstanding),
(iii) specify a Business Day not less than 30 days and not more than 60 days after the date of such notice (the "DISPOSITION PREPAYMENT DATE") and specify the Disposition Response Date (as defined below) and (iv) offer to prepay on the Disposition Prepayment Date such ratable portion of each Note together with interest accrued thereon to the Disposition Prepayment Date. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least 10 Business Days prior to the Disposition Prepayment Date (such date 10 Business Days prior to the Disposition Prepayment Date being the "DISPOSITION RESPONSE DATE"), and the Company shall prepay on the Disposition Prepayment Date such ratable portion of each Note held by the holders who have accepted such offer in accordance with this Section 8.4 at a price in respect of each Note held by such holder equal to the principal amount of such ratable portion of such Note, together with interest accrued thereon to the Disposition Prepayment Date; provided, however, that the failure by a holder of any Note to respond to such offer in writing on or before the Disposition Response Date shall be deemed to be a rejection of such offer.

8.5 PREPAYMENTS IN CONNECTION WITH A CHANGE OF CONTROL.

            Promptly, and in any event within 15 Business Days, after the occurrence of a Change of Control, the Company shall give written notice thereof to each holder of a Note, which notice shall (i) refer specifically to this
Section 8.5 and describe the Change of Control and relevant parties in reasonable detail, (ii) specify a Business Day not less than 30 days and not more than 60 days after the date of such notice (the "CHANGE OF CONTROL PREPAYMENT DATE") and specify the Change of Control Response Date (as defined below) and (iii) offer to prepay on the Change of Control Prepayment Date the Notes of such holder, at a prepayment price equal to 100% of the principal amount thereof together with interest accrued thereon to the Change of Control Prepayment Date. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least 10 Business Days prior to the Change of Control Prepayment Date (such date 10 Business Days prior to the Change of Control Prepayment Date being the "CHANGE OF CONTROL RESPONSE DATE"), and the Company shall prepay on the Change of Control

Prepayment Date all Notes held by each holder that has accepted such offer in accordance with this Section 8.5 at a price in respect of each such Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Change of Control Prepayment Date; provided, however, that the failure by a holder of any Note to respond to such offer in writing on or before the Change of Control Response Date shall be deemed to be a rejection of such offer.

8.6 MATURITY; SURRENDER, ETC.

            In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7 PURCHASE OF NOTES.

            The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.8 MAKE-WHOLE AMOUNT.

            (a) The term "MAKE-WHOLE AMOUNT" means, with respect to any Series 2004-1 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2004-1 Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "CALLED PRINCIPAL" means, with respect to any Series 2004-1 Note, the principal of such Series 2004-1 Note that is to be prepaid pursuant to
      Section 8.2 or has become or
      is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "DISCOUNTED VALUE" means, with respect to the Called Principal of any Series 2004-1 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2004-1 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "REINVESTMENT YIELD" means, with respect to the Called Principal of any Series 2004-1 Note, (x) 0.50% over (y) the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets) for actively traded U.S. Treasury securities having a maturity equal to the remaining term of such Series 2004-1 Note as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining term of such Series 2004-1 Note as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
      (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the remaining term of such Series 2004-1 Note and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the remaining term of such Series 2004-1 Note. The Reinvestment Yield will be rounded to that number of decimals as appears in the interest rate for the applicable Series of Notes.

            "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Series 2004-1 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2004-1 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

            "SETTLEMENT DATE" means, with respect to the Called Principal of any Series 2004-1 Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            (b) The term "MAKE-WHOLE AMOUNT" means, with respect to any Notes other than the Series 2004-1 Notes, an amount as set forth in the Supplement pursuant to which such Notes are issued.

9. AFFIRMATIVE COVENANTS.

            The Company covenants that so long as any of the Notes are outstanding:

9.1 COMPLIANCE WITH LAW.

            The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2 INSURANCE.

            The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3 MAINTENANCE OF PROPERTIES.

            The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4 PAYMENT OF TAXES AND CLAIMS.

            The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5 CORPORATE EXISTENCE, ETC.

            Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence, and the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or another Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect the corporate existence of any Restricted Subsidiary, or any such right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6 RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

            Each Subsidiary of the Company existing as of the date of Closing shall be a Restricted Subsidiary, subject to any such Subsidiary being designated as an Unrestricted Subsidiary after the date of Closing in accordance with this Section 9.6. At any time after the date of Closing the Company may, by notice to each holder of Notes, designate any Subsidiary (other than an SPE) as an Unrestricted Subsidiary and designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that (a) no such designation shall be effective if immediately after giving effect thereto a Default or Event or Default shall have occurred and be continuing (both as of the actual date of such designation and, in the case of Section 10.5, assuming that such designation had occurred on the last day of the immediately preceding fiscal quarter or year of the Company), (b) no Subsidiary shall have its status as a Restricted Subsidiary or an Unrestricted Subsidiary changed more than twice and (c) no Subsidiary shall be designated or otherwise treated as an Unrestricted Subsidiary hereunder at any time that such Subsidiary shall not be an unrestricted subsidiary under the Primary Credit Agreement (however expressed, but including in every case any Subsidiary whose assets, liabilities, revenues and expenses are not included for purposes of covenant calculations under the Primary Credit Agreement).

10. NEGATIVE COVENANTS.

            The Company covenants that so long as any of the Notes are outstanding:

10.1 TRANSACTIONS WITH AFFILIATES.

            The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2 MERGER, CONSOLIDATION, ETC.

            The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

            (a) in the case of the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes by written agreement its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) the Company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

            (b) in the case of any Restricted Subsidiary (the "MERGING SUBSIDIARY"), the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Restricted Subsidiary, as the case may be, shall be (i) such Merging Subsidiary, (ii) the Company or (iii) any other Restricted Subsidiary the outstanding equity interests of all classes of which are owned by the Company, directly or indirectly, in a percentage at least equal to such percentage owned by the Company with respect to such Merging Subsidiary; and

            (c) in the case of any such transaction, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing (as of the actual date of such transaction and, in the case of Section 10.5 giving pro forma effect to such transaction for the relevant period assuming that such transaction had occurred on the last day of the quarterly or annual fiscal period of the Company most recently ended).

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

10.3 LIENS.

            The Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, of the Company or any Restricted Subsidiary unless the Notes are equally and ratably secured pursuant to documentation reasonably satisfactory to the Required Holders, excluding from the operation of this Section:

            (a) Liens for taxes, assessments or governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the proviso to Section 9.4;

            (b) (i) Liens incidental to the normal conduct of the business of the Company or any Restricted Subsidiary or the ownership of their properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens, but not including any Liens imposed by or pursuant to ERISA), which are not incurred in connection with the incurrence of Indebtedness and which do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole, or the value of such property for the purpose of such business, and
      (ii) Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers' compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other similar Liens, in each case incurred in the ordinary course of business and not in connection with the incurrence of Indebtedness and which do not in the aggregate materially impair the use of the relevant property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole, or the value of the relevant property for the purpose of such business;

            (c) Liens resulting from judgments, unless such judgments are not, within 60 days, discharged or stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

            (d) Liens securing Indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

            (e) Liens securing Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of Closing as specified in Schedule 5.15;

            (f) Liens arising from leases or subleases granted to others, easements, rights-of-way, minor survey exceptions, zoning restrictions and other similar charges or encumbrances on real property, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any Restricted Subsidiary, and that, in the aggregate, do not materially impair the use of such property in the operation of the business of the Company or such Restricted Subsidiary, as the case may be, or the value of such property for the purpose of such business;

            (g) Liens (i) existing on property at the time of its acquisition by the Company or a Restricted Subsidiary (and not created in contemplation thereof), (ii) in respect of assets of property acquired, constructed or improved by the Company or a Restricted Subsidiary after the date hereof, which Liens are created at the time of acquisition or the completion of construction or improvement of such property or within 365 days thereof to secure the purchase price or the cost of construction or improvement thereof, or (iii) existing on property of a Person at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary (and not created in contemplation thereof), provided that, in each case, any such Lien shall attach solely to the assets or property acquired or constructed or improved and the principal amount of the Indebtedness secured by such Lien shall not exceed the lesser of (x) the cost of acquisition or construction or improvement of such property and (y) the fair market value of such property (as determined in good faith by one or more officers of the Company to whom authority to enter into such transaction has been delegated by the board of directors of the Company);

            (h) Liens covering accounts receivable and related rights of the Company, its Restricted Subsidiaries and any SPE issuing Indebtedness under a securitization transaction or program with respect to such accounts receivable and related rights and arising as a result of the sale of such accounts receivables and related rights by the Company or any of its Restricted Subsidiaries to such SPE for cash and the simultaneous or subsequent sale of interests in such accounts receivable and related rights by such SPE to a third Person (a "RECEIVABLES SECURITIZATION PROGRAM"), provided that (i) the Indebtedness issued by such SPE is recourse only to the assets of such SPE, (ii) the principal amount of such Indebtedness shall not at any time exceed 10% of Consolidated Total Capitalization at such time and (iii) no such Lien shall extend to cover any other property of the Company or any of its Restricted Subsidiaries;

            (i) any Lien renewing, extending or replacing any Liens permitted by Subsection (e) or (g) above, provided that (i) the principal amount of the Indebtedness secured thereby immediately before giving effect to such renewal, extension or replacement is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after giving effect to such renewal, extension or replacement, no Default or Event of Default would exist; and

            (j) Liens incurred by the Company or any Restricted Subsidiary in addition to those described in Subsections (a) through (i) above, provided that, upon the incurrence thereof and after giving effect thereto, the Company will be in compliance will Section 10.4.

For purposes of the foregoing, any Unrestricted Subsidiary that shall be designated a Restricted Subsidiary at any time pursuant to Section 9.6 shall be deemed to have incurred all of its Liens at such time.

10.4 PRIORITY INDEBTEDNESS.

            The Company will not at any time permit Priority Indebtedness to exceed 20% of Consolidated Net Worth as of the end of the quarterly or annual fiscal period of the Company most recently ended.

10.5 LEVERAGE RATIO.

            The Company will not at any time permit the ratio of (i) Consolidated Total Indebtedness at such time to (ii) Consolidated EBITDA for the period of the four consecutive fiscal quarters of the Company ending on the quarterly or annual fiscal period of the Company most recently ended, to exceed
3.5 to 1.0.

10.6 DISPOSITION OF ASSETS.

            The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any of its properties or assets (collectively, a "DISPOSITION"), except:

            (a) Dispositions in the ordinary course of business of the Company and its Restricted Subsidiaries (including Dispositions of obsolete property or assets no longer required in the business or operations of the Company or its Restricted Subsidiaries);

            (b) Dispositions with respect to a Receivables Securitization Program provided that the principal amount of Indebtedness related to any such Receivables Securitization Program shall not at any time exceed 10% of Consolidated Total Capitalization at such time;

            (c) Dispositions by any Restricted Subsidiary to the Company or to any other Restricted Subsidiary; and

            (d) any Dispositions not covered by Subsections (a) through (c) above, inclusive, provided that such Dispositions are for fair market value and either (i) the aggregate book value of the properties and assets subject to all such Dispositions pursuant to this clause (i) of this Subsection (d) during any fiscal year of the Company does not exceed 15% of Consolidated Total Assets as at the end of the immediately preceding fiscal year of the Company or (ii) within 365 days after any such Disposition, the Net Disposition Proceeds are used (x) to purchase productive assets for use by the Company or any Restricted Subsidiary in their business or (y) to prepay or repay any unsubordinated Indebtedness of the Company or any Restricted Subsidiary (all such Indebtedness of Subsidiaries and the Company being referred to herein as "PAYMENT INDEBTEDNESS"), provided that, in connection with any such repayment of Payment Indebtedness, the Company shall, in accordance with Section 8.4, offer to prepay the Notes pro rata with all other such Payment Indebtedness then being repaid, such pro rata portion of the Notes to be repaid to be calculated by multiplying (x) the Net Disposition Proceeds by
      (y) a fraction, the numerator of which is the aggregate principal amount of Notes then outstanding and the denominator of which is the aggregate principal amount of Payment Indebtedness then outstanding (including the Notes) that will receive any portion of such repayment (calculated prior to such repayment).

For purposes of this Section 10.6, (i) any Disposition of shares of stock of any Restricted Subsidiary shall be valued at an amount that bears the same proportion to the total assets of such Restricted Subsidiary as the number of such shares bears to the total number of shares of stock of such Restricted Subsidiary and (ii) if any Restricted Subsidiary issues shares and the Company or another Restricted Subsidiary does not, directly or indirectly, acquire all of such shares or a ratable portion of such shares according to the Company or such other Restricted Subsidiary's ownership percentage with respect to such Restricted Subsidiary immediately prior to such share issuance, as the case may be, such shares not so acquired shall be deemed to be the subject of a Disposition.

10.7 MAINTENANCE OF BUSINESS.

            The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries taken as a whole would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries taken as a whole are engaged as described in the Memorandum.

11. EVENTS OF DEFAULT.

            An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e) or Sections 10.2 through 10.6, inclusive, or with any term of any financial or negative covenant provided in any Supplement with respect to any Series of Notes; or

            (d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any Supplement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest, in any case, in an amount in excess of $100,000, on any Indebtedness that is outstanding in an aggregate principal amount exceeding $20,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount exceeding $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount exceeding $20,000,000; or

            (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess of $20,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

12.1 ACCELERATION.

            (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, the Required Holders of any Series may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.

            (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

            Upon any Notes of any Series becoming due and payable under this
Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the applicable Make-Whole Amounts determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of

Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2 OTHER REMEDIES.

            If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3 RESCISSION.

            At any time after any Notes of any Series have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders of such Series, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

            No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1 REGISTRATION OF NOTES.

            The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2 TRANSFER AND EXCHANGE OF NOTES.

            Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same Series and tranche (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note established for the applicable Series and tranche. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3 REPLACEMENT OF NOTES.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000 in excess of the outstanding principal amount of such Note, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series and tranche, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

14.1 PLACE OF PAYMENT.

            Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2 HOME OFFICE PAYMENT.

            So long as any Purchaser or any nominee of such Purchaser shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or any nominee of such Purchaser, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15. EXPENSES, ETC.

15.1 TRANSACTION EXPENSES.

            Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any Supplements, amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Restricted Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other holder).

15.2 SURVIVAL.

            The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

            All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by each Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1 REQUIREMENTS.

            This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2 SOLICITATION OF HOLDERS OF NOTES.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3 BINDING EFFECT, ETC.

            Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4 NOTES HELD BY COMPANY, ETC.

            Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

            All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such Purchaser or such holder of Notes, as the case may be, by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser or holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

            For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information (x) delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such

Subsidiary, (y) which was obtained by any Purchaser pursuant to Section 7.3 and which is of a type that could reasonably be expected to be proprietary in nature or (z) which was obtained by any Purchaser pursuant to clause (iii) below and which was originally obtained by the relevant Purchaser pursuant to the foregoing clauses (x) or (y), provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes or this Agreement; provided that, before delivering or disclosing any Confidential Information under clause (viii)(w), (viii)(x) or
(viii)(y) of this Section 20, such Purchaser shall give notice thereof to the Company to the extent permitted by law or regulation as soon as is reasonably practicable under the circumstances in order to provide the Company with a reasonable opportunity to seek an appropriate protective order with respect to such disclosure. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. SUBSTITUTION OF PURCHASER.

            Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

22.1 SUCCESSORS AND ASSIGNS.

            All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2 PAYMENTS DUE ON NON-BUSINESS DAYS.

            Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3 SEVERABILITY.

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4 CONSTRUCTION.

            Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5 COUNTERPARTS.

            This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6 GOVERNING LAW.

            This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

            If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                  Very truly yours,

                                  TELEFLEX INCORPORATED

                                  By /s/ C. Jeffrey Jacobs
                                    -------------------------------------------
                                    Name:  C. Jeffrey Jacobs
                                    Title: Treasurer

The foregoing is hereby
agreed to as of the
date thereof.

HARTFORD LIFE AND ANNUITY                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
INSURANCE COMPANY
 By: Hartford Investment Services, Inc.
       Its Agent and Attorney-in-fact

By /s/ Ronald A. Mendel                                     By /s/ Yvonne Guajardo
   ------------------------------------                        ------------------------------------
   Name: Ronald A. Mendel                                      Name: Yvonne Guajardo
   Title: Managing Director                                    Title: Vice President

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST                  FARMERS NEW WORLD LIFE INSURANCE COMPANY
 By: Prudential Investment Management, Inc.,                   By: Prudential Private Placement Investors,
     as Investment Manager                                         L.P. (as Investment Advisor)

                                                               By: Prudential Private Placement Investors,
                                                                   Inc. (as its General Partner)

By /s/ Yvonne Guajardo                                      By /s/ Yvonne Guajardo
   ------------------------------------                        ------------------------------------
   Name: Yvonne Guajardo                                       Name: Yvonne Guajardo
   Title: Vice President                                       Title: Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY                      BAYSTATE INVESTMENTS, LLC
 By: Prudential Private Placement Investors,                   By: Prudential Private Placement Investors,
     L.P. (as Investment Advisor)                                   L.P. (as Investment Advisor)

 By: Prudential Private Placement Investors,                   By: Prudential Private Placement Investors,
     Inc. (as its General Partner)                                 Inc. (as its General Partner)

By /s/ Yvonne Guajardo                                      By /s/ Yvonne Guajardo
   ------------------------------------                        ------------------------------------
   Name: Yvonne Guajardo                                       Name: Yvonne Guajardo
   Title: Vice President                                       Title: Vice President

NEW YORK LIFE INSURANCE COMPANY                             NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                                                               By: New York Life Investment
                                                                   Management LLC, Its Investment Manager

By /s/ Kathleen A. Haberkern                                By /s/ Kathleen A. Haberkern
   ------------------------------------                        ------------------------------------
   Name: Kathleen A. Haberkern                                 Name: Kathleen A. Haberkern
   Title: Investment Vice President                            Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION             MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT          By: Babson Capital Management LLC as
   By: New York Life Investment Management                         Investment Advisor
       LLC, Its Investment Manager

By /s/ Kathleen A. Haberkern                                By /s/ Mark A. Ahmed
   ------------------------------------                        ------------------------------------
   Name: Kathleen A. Haberkern                                 Name: Mark A. Ahmed
   Title: Director                                             Title: Managing Director

C.M. LIFE INSURANCE COMPANY                                 MML BAY STATE LIFE INSURANCE COMPANY
   By: Babson Capital Management LLC as                        By: Babson Capital Management LLC as
       Investment Sub-Adviser                                      Investment Sub-Adviser

By /s/ Mark A. Ahmed                                        By /s/ Mark A. Ahmed
   ------------------------------------                        ------------------------------------
   Name:  Mark A. Ahmed                                        Name:  Mark A. Ahmed
   Title: Managing Director                                    Title: Managing Director

MASSMUTUAL ASIA LIMITED                                     HAKONE FUND LLC
   By: Babson Capital Management LLC as                        By: Babson Capital Management LLC as
       Investment Adviser                                          Investment Manager

By /s/ Mark A. Ahmed                                        By /s/ Mark A. Ahmed
   ------------------------------------                        ------------------------------------
   Name: Mark A. Ahmed                                         Name:  Mark A. Ahmed
   Title: Managing Director                                    Title: Managing Director

STATE FARM LIFE INSURANCE COMPANY                           ALLSTATE LIFE INSURANCE COMPANY

By /s/ Julie Pierce                                         By /s/ Illegible
   ------------------------------------                        ------------------------------------
   Name: Julie Pierce                                          Name:
   Title: Investment Officer                                   Title: Authorized Signatory

By /s/ Larry Rottunda                                       By /s/ Illegible
   ------------------------------------                        ------------------------------------
   Name: Larry Rottunda                                        Name:
   Title: Assistant Secretary                                  Title: Authorized Signatory

AMERICAN HERITAGE LIFE INSURANCE COMPANY                    THE STATE LIFE INSURANCE COMPANY BY AMERICAN UNITED
                                                            LIFE INSURANCE COMPANY ITS AGENT

By /s/ Illegible                                            By /s/ G. David Sapp
   ------------------------------------                        ------------------------------------
   Name:                                                       Name: G. David Sapp
   Title: Authorized Signatory                                 Title: Sr. V.P. Investments

By /s/ Illegible
   ------------------------------------
   Name:
   Title: Authorized Signatory

LAFAYETTE LIFE INSURANCE COMPANY BY AMERICAN                AMERICAN UNITED LIFE INSURANCE COMPANY
UNITED LIFE INSURANCE COMPANY ITS AGENT

By /s/ G. David Sapp                                        By /s/ G. David Sapp
   ------------------------------------                        ------------------------------------
   Name: G. David Sapp                                         Name: G. David Sapp
   Title: Sr. V.P. Investments                                 Title: Sr. V.P. Investments

AMERITAS LIFE INSURANCE CORP.                               ACACIA LIFE INSURANCE COMPANY
   By: Ameritas Investment Advisors Inc., as                   By: Ameritas Investment Advisors Inc., as
       Agent                                                       Agent

By /s/ William W. Lester                                    By /s/ William W. Lester
   ------------------------------------                        ------------------------------------
   Name: William W. Lester                                     Name: William W. Lester
   Title: President and Chief Executive                        Title: President and Chief Executive
          Officer                                                     Officer

ZURICH LIFE INSURANCE COMPANY OF AMERICA                    FEDERAL KEMPER LIFE ASSURANCE COMPANY

By /s/ William H. Wilton                                    By /s/ William H. Wilton
   ------------------------------------                        ------------------------------------
   Name: William H. Wilton                                     Name: William H. Wilton
   Title: Chief Investment Officer                             Title: Chief Investment Officer

By /s/ Jamie L. Riesterer                                   By /s/ Jamie L. Riesterer
   ------------------------------------                        ------------------------------------
   Name: Jamie L. Riesterer                                    Name: Jamie L. Riesterer
   Title: Chief Financial Officer                              Title: Chief Financial Officer

GE GROUP LIFE ASSURANCE COMPANY                             FIRST COLONY LIFE INSURANCE COMPANY

By /s/  Morian C. Mooers                                    By /s/ Morian C. Mooers
   ------------------------------------                        ------------------------------------
   Name: Morian C. Mooers                                      Name: Morian C. Mooers
   Title: Investment Officer                                   Title: Investment Officer

MODERN WOODMEN OF AMERICA                                   PRINCIPAL LIFE INSURANCE COMPANY

                                                               By: Principal Global Investors, LLC a
                                                                   Delaware limited liability company, its
                                                                   authorized signatory

By /s/ Clyde C. Schoeck                                     By /s/ Jon C. Heiny
   ------------------------------------                        ------------------------------------
   Name:  Clyde C. Schoeck                                     Name: Jon C. Heiny
   Title:    President                                         Title: Counsel

                                                            By /s/ Elizabeth D. Swanson
                                                               ------------------------------------
                                                               Name: Elizabeth D. Swanson
                                                               Title: Counsel

THE TRAVELERS INSURANCE COMPANY                             THE TRAVELERS LIFE AND ANNUITY COMPANY

By /s/ Matthew J. McInerny                                  By /s/ Matthew J. McInerny
   ------------------------------------                        ------------------------------------
   Name: Matthew J. McInerny                                   Name: Matthew J. McInerny
   Title: Investment Officer                                   Title: Investment Officer

AMERICAN FAMILY LIFE INSURANCE COMPANY                      TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By /s/ Phillip Hannifan                                     By /s/ John Goodreds
   ------------------------------------                        ------------------------------------
   Name: Phillip Hannifan                                      Name: John Goodreds
   Title: Investment Director                                  Title: Director

PHOENIX LIFE INSURANCE COMPANY                              ASSURITY LIFE INSURANCE COMPANY

By /s/ Carole A. Masters                                    By /s/ Victor Weber
   ------------------------------------                        ------------------------------------
   Name: Carole A. Masters                                     Name:  Victor Weber
   Title: Vice President                                       Title: Director, Securities Investments,
                                                                      Chief Investment Officer and
                                                                      Assistant Treasurer

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY                 EMPLOYERS REINSURANCE COMPANY

                                                               By: GE Asset Management Incorporated, its
                                                                   investment advisor

By /s/ James L. Mounce                                      By /s/ Thomas M. Powers
   ------------------------------------                        ------------------------------------
   Name:  James L. Mounce                                      Name:  Thomas M. Powers
   Title: President                                            Title: SVP, Senior Portfolio Manager

By /s/ Danny E. Cummins
   ------------------------------------
   Name:  Danny E. Cummins
   Title: Secretary

MONUMENTAL LIFE INSURANCE COMPANY                           TRANSAMERICA LIFE INSURANCE COMPANY

By /s/ Mark E. Dunn                                         By /s/ Mark E. Dunn
   ------------------------------------                        ------------------------------------
   Name:  Mark E. Dunn                                         Name:  Mark E. Dunn
   Title: Vice President                                       Title: Vice President

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY              TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

By /s/ Mark E. Dunn                                         By /s/ Mark E. Dunn
   ------------------------------------                        ------------------------------------
   Name:  Mark E. Dunn                                         Name:  Mark E. Dunn
   Title: Vice President                                       Title: Vice President

AMERICAN GENERAL LIFE INSURANCE COMPANY                     THE UNION CENTRAL LIFE INSURANCE COMPANY
AIG LIFE INSURANCE COMPANY
AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK

   By: AIG Global Investment Corp.
       Investment Advisor

By /s/ Peter DeFazio                                        By /s/ David Weisenburger, CFA
   ------------------------------------                        ------------------------------------
   Name:  Peter DeFazio                                        Name:  David Weisenburger, CFA
   Title: Vice President                                       Title: Managing Director

CONNECTICUT GENERAL LIFE INSURANCE COMPANY                  LIFE INSURANCE COMPANY OF NORTH AMERICA
   By: CIGNA Investments, Inc. (authorized                     By: CIGNA Investments, Inc. (authorized
       agent)                                                      agent)

By /s/ Lori E. Hopkins                                      By /s/ Lori E. Hopkins
   ------------------------------------                        ------------------------------------
   Name:  Lori E. Hopkins                                      Name:  Lori E. Hopkins
   Title: Vice President                                       Title: Vice President

COUNTRY LIFE INSURANCE COMPANY

By /s/ John A. Jacobs
   ------------------------------------
   Name:  John A. Jacobs
   Title: Senior Investment Officer

                                                                      SCHEDULE B

                                  DEFINED TERMS

            As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, shall also include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

            "BUSINESS DAY" means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or, Philadelphia, Pennsylvania are required or authorized to be closed.

            "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            "CHANGE OF CONTROL" shall be deemed to have occurred with respect to the Company upon the (a) acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c)acquisition of direct or indirect Control of the Company by any Person or group. Notwithstanding the foregoing, at any time that the Primary Credit Agreement shall cease to use the concept of "change of control" or the concept of "change of control" as used in the Primary Credit Agreement shall cease to or otherwise not incorporate a clause substantially similar to clause (b) above, clause (b) above shall be deemed to be deleted from the definition of "Change of Control" in this Agreement and shall be of no force or effect.

            "CLOSING" is defined in Section 3.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "COMPANY" means Teleflex Incorporated, a Delaware corporation, or any successor thereto that shall have become such in the manner prescribed in
Section 10.2.

            "CONFIDENTIAL INFORMATION" is defined in Section 20.

            "CONSOLIDATED EBITDA" means, with respect to the Company and its Restricted Subsidiaries for any period, (a) Consolidated Net Income for such period plus (b) to the extent deducted in the calculation of Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) all income taxes, (iii) depreciation and amortization and (iv) other non-recurring non-cash charges, all as determined on a consolidated basis in accordance with GAAP; provided that, with respect to any such period in which any Person (x) consolidates with or merges with the Company or any Restricted Subsidiary, or conveys, transfers or leases all or substantially all of its assets in a single transaction or series of transactions to the Company or any Restricted Subsidiary, and concurrently therewith becomes a Restricted Subsidiary, or (y) ceases to be a Restricted Subsidiary during such period, EBITDA for such period shall be calculated on a pro forma basis so as to give effect to such event as of the first day of such period.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, all interest expense of the Company and its Restricted Subsidiaries for such period deducted in the calculation of Consolidated Net Income for such period in accordance with GAAP.

            "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NET WORTH" means, at any time, the consolidated stockholders' equity of the Company and its Restricted Subsidiaries at such time as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED TOTAL ASSETS" means, at any time, the aggregate amount of all assets of the Company and its Restricted Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of
(i) Consolidated Net Worth at such time and (ii) Consolidated Total Indebtedness at such time.

            "CONSOLIDATED TOTAL INDEBTEDNESS" means, at any time, the aggregate outstanding principal amount of all Indebtedness of the Company and its Restricted Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP .

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

            "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "DEFAULT RATE" means (a) with respect to any Series 2004-1 Note, that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its "base" or "prime" rate and (b) with respect to any other Series of Notes, the rate of interest specified in the Supplement pursuant to which such Series of Notes are issued.

            "DEPARTMENT OF THE TREASURY RULE" means Blocked Persons, Specially Designated Nationals, Specifically Designated Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers: Additional Designations of Terrorism-Related Blocked Persons, 66 Fed. Reg. 54,404 (2001) (codified at appendix A to 31 CFR chapter V), as amended.

            "DISPOSITION" is defined in Section 10.6.

            "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

            "EVENT OF DEFAULT" is defined in Section 11.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

            "GOVERNMENTAL AUTHORITY" means

            (a) the government of

                        (i) the United States of America or any State or other
            political subdivision thereof, or

                        (ii) any jurisdiction in which the Company or any
            Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

            "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

            "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

            "HUDSON RCI ACQUISITION" means the acquisition of Hudson Respiratory Care Inc., a California corporation ("HUDSON") pursuant to that certain Agreement and Plan of

Merger dated as of May 17, 2004 among the Company, TFX Acquisition Corporation, Freeman Spogli Company LLC, F.S. Equity Partners IV, L.P., River Holding Corporation and Hudson.

            "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

            (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

            "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding Notes in an aggregate principal amount of $2,000,000 or more, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

            "LIEN" means, with respect to any Person, whether consistent with the intent of such Person or otherwise, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

            "MAKE-WHOLE AMOUNT" is defined in Section 8.8.

            "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

            "MATERIAL SUBSIDIARY" means, at any time, each Restricted Subsidiary
(i) the total assets of which constitute more than 5% of Consolidated Total Assets as of such time or (ii) the total revenues of which as of the last day of the quarterly or annual fiscal period of the Company most recently ended for the 12 month period ending on such day represented more than 5% of total revenues of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "MEMORANDUM" is defined in Section 5.3.

            "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "NET DISPOSITION PROCEEDS" means, with respect to any Disposition, an amount equal to the difference of (a) the aggregate amount of consideration (valued at the fair market value of such consideration at the time of the consummation of such Disposition) received by such Person in respect of such Disposition minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Disposition.

            "NOTES" is defined in Section 1.

            "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

            "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

            "PRIMARY CREDIT AGREEMENT" means the main credit agreement, loan agreement, note purchase agreement or other credit agreement in effect from time to time among the Company and/or any of its Subsidiaries and a syndicate or club of lenders, which agreement is used to fund the consolidated working capital or cash flow needs of the Company, including, without limitation, that credit agreement contemplated as of the date of Closing as would be between the Company, JPMorgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and the lenders party thereto, and any renewal, refunding, refinancing or replacement of such credit agreement.

            "PRIORITY INDEBTEDNESS" means, at any time (and without duplication), the sum of (a) all Indebtedness at such time of the Company or any of its Restricted Subsidiaries secured by a Lien incurred pursuant to Section 10.3(j) and (b) all Indebtedness at such time of all Restricted Subsidiaries of the Company other than (i) Indebtedness owing to the Company or to any other Restricted Subsidiary, (ii) Indebtedness of any Person outstanding at the time that such Person becomes a Restricted Subsidiary (other than an Unrestricted Subsidiary which has been designated a Restricted Subsidiary pursuant to Section 9.6) and (iii) all other Indebtedness of Restricted Subsidiaries secured by Liens permitted pursuant to Section 10.3, provided that, in the case of clauses
(ii) and (iii) above, such Indebtedness shall not have been incurred in contemplation of such Person becoming a Restricted Subsidiary.

            "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

            "PTE" means a Prohibited Transaction Exemption issued by the Department of Labor.

            "PURCHASER" is defined in the first paragraph of this Agreement.

            "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

            "REQUIRED HOLDERS" means, at any time, the holders of greater than 50% in principal amount of the Series 2004-1 Notes at the time outstanding and the holders of greater than 50% in principal amount of the Notes of each other Series issued pursuant to any Supplement, if any, at the time outstanding, each voting separately as a class and "REQUIRED HOLDERS OF ANY SERIES" means, at any time, the holders of greater than 50% in principal amount of the Notes of such Series at the time outstanding (and "REQUIRED HOLDERS OF SUCH SERIES" shall have a corresponding meaning), in each case, exclusive of Notes then owned by the Company or any of its Affiliates.

            "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other senior officer of the Company with responsibility for the administration of the relevant portion of this agreement.

            "RESTRICTED SUBSIDIARY" means each Subsidiary that has not been designated as an Unrestricted Subsidiary pursuant to Section 9.6.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

            "SERIES" is defined in Section 1.1.

            "SERIES 2004-1 NOTES" is defined in Section 1.2.

            "SERIES 2004-1 TRANCHE A NOTES" is defined in Section 1.2.

            "SERIES 2004-1 TRANCHE B NOTES" is defined in Section 1.2.

            "SERIES 2004-1 TRANCHE C NOTES" is defined in Section 1.2.

            "SPE" means a special purpose entity that is organized for the purpose of, and confines its activities to, the purchase of accounts receivable and related rights from the Company and its Restricted Subsidiaries and the sale of, collection of, or other management with respect to, such accounts receivable and related rights or interests therein, provided that such special purpose entity shall have no assets other than such accounts receivable and related rights and other immaterial assets necessary for the conduct and management of the business of such special purpose entity.

            "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries) and, in the case of the Company, any SPE that is consolidated on the books of the Company and its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "SUPPLEMENT" is defined in Section 1.1.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary that has been designated by the Company as an Unrestricted Subsidiary pursuant to Section 9.6.

                                                                       EXHIBIT 1

                         [FORM OF SERIES [______] NOTE]

                              TELEFLEX INCORPORATED

                  [____]% SERIES [______] SENIOR NOTE DUE [___]

No. [_____]                                                               [Date]
$[_______]                                                   PPN[______________]

            FOR VALUE RECEIVED, the undersigned, TELEFLEX INCORPORATED (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_________] DOLLARS (or so much thereof as shall not have been prepaid) on [______, ____], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of [____]% per annum from the date hereof, payable [semiannually], on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [_____]% or (ii) 2.0% over the rate of interest publicly announced by [name of reference bank] from time to time in New York, New York as its "base" or "prime" rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of [Specify Bank] in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

            This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement dated as of July 8, 2004 (as from time to time amended and supplemented, the "Note Purchase Agreement") [and a Supplement thereto dated as of [_______] 200__], between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

            This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            [The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.][This Note is not subject to prepayment.]

            If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

            This Note shall be construed and enforced in accordance with the laws of the State of New York.

                                                      TELEFLEX INCORPORATED

                                                      By
                                                         -----------------------
                                                         Name:
                                                         Title:

                                                                     EXHIBIT 1-A

                     [FORM OF SERIES 2004-1 TRANCHE A NOTE]

                              TELEFLEX INCORPORATED

               5.23% SERIES 2004-1 TRANCHE A SENIOR NOTE DUE 2011

No. 2004-1-A-[_____]                                                      [Date]
$[_______]                                                      PPN: 879369 C@ 3

            FOR VALUE RECEIVED, the undersigned, TELEFLEX INCORPORATED (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware hereby promises to pay to [___________], or registered assigns, the principal sum of [____________] DOLLARS (or so much thereof as shall not have been prepaid) on July 8, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.23% per annum from the date hereof, payable semiannually, on the 8th day of January and July in each year, commencing with the January 8 or July 8 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.23% or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its "base" or "prime" rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

            This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement dated as of July 8, 2004 (as from time to time amended and supplemented, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

            This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            This Note is subject to prepayment at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

            This Note shall be construed and enforced in accordance with the laws of the State of New York.

                                                     TELEFLEX INCORPORATED

                                                     By_________________________
                                                       Title:

                                                                     EXHIBIT 1-B

                     [FORM OF SERIES 2004-1 TRANCHE B NOTE]

                              TELEFLEX INCORPORATED

               5.75% SERIES 2004-1 TRANCHE B SENIOR NOTE DUE 2014

No. 2004-1-B-[_____]                                                      [Date]
$[_______]                                                      PPN: 879369 C# 1

            FOR VALUE RECEIVED, the undersigned, TELEFLEX INCORPORATED (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________], or registered assigns, the principal sum of [_______] DOLLARS (or so much thereof as shall not have been prepaid) on July 8, 2014, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.75% per annum from the date hereof, payable semiannually, on the 8th day of January and July in each year, commencing with the January 8 or July 8 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.75% or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its "base" or "prime" rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

            This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement dated as of July 8, 2004 (as from time to time amended and supplemented, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

            This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            This Note is subject to prepayment at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

            This Note shall be construed and enforced in accordance with the laws of the State of New York.

                                                     TELEFLEX INCORPORATED

                                                     By_________________________
                                                       Title:

                                                                     EXHIBIT 1-C

                     [FORM OF SERIES 2004-1 TRANCHE C NOTE]

                              TELEFLEX INCORPORATED

               5.85% SERIES 2004-1 TRANCHE C SENIOR NOTE DUE 2016

No. 2004-1-C-[_____]                                                      [Date]
$[_______]                                                      PPN: 879369 D* 4

            FOR VALUE RECEIVED, the undersigned, TELEFLEX INCORPORATED (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [___________], or registered assigns, the principal sum of [__________] DOLLARS (or so much thereof as shall not have been prepaid) on July 8, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.85% per annum from the date hereof, payable semiannually, on the 8th day of January and July in each year, commencing with the January 8 or July 8 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.85% or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its "base" or "prime" rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

            This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement dated as of July 8, 2004 (as from time to time amended and supplemented, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

            This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            This Note is subject to prepayment at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

            This Note shall be construed and enforced in accordance with the laws of the State of New York.

                                                     TELEFLEX INCORPORATED

                                                     By_________________________
                                                       Title:

                                                                       EXHIBIT 2

                              [FORM OF SUPPLEMENT]

                      SUPPLEMENT TO NOTE PURCHASE AGREEMENT

      THIS SUPPLEMENT is entered into as of [______], [____] (this "SUPPLEMENT") between TELEFLEX INCORPORATED, a company incorporated under the laws of the State of Delaware (the "COMPANY") and the Purchasers listed in the attached Schedule A (the "PURCHASERS").

                                 R E C I T A L S

      A. The Company has entered into a Note Purchase Agreement dated as of July 8, 2004 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the "NOTE PURCHASE AGREEMENT"); and

      B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional Series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

      NOW, THEREFORE, the Company and the Purchasers agree as follows:

      1. Authorization of the New Series of Notes. The Company has authorized the issue and sale of $[__________] aggregate principal amount of Notes to be designated as its [__]% Senior Notes, Series [_____], due [____], [___] (the "SERIES [ ] NOTES", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series [____] Notes shall be substantially in the form set out in Exhibit 1 to this Supplement, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

      2. Sale and Purchase of Series [ ] Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series [____] Notes in the principal amount specified opposite their respective names in the attached Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

      3. Closing. The sale and purchase of the Series [___] Notes to be purchased by the Purchasers shall occur at the offices of [INVESTORS' COUNSEL, ADDRESS] at 10:00 a.m.,

[______] time, at a closing (the "Closing") on [_____], [___] or on such other Business Day thereafter on or prior to [_____], [____] as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Series [____] Notes to be purchased by it in the form of a single Note (or such greater number of Series [___] Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________] at [_________________] Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If at the Closing the Company shall fail to tender such Series [___] Notes to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 of the Note Purchase Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to such Purchaser's reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Supplement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

      4. Conditions to Closing. Each Purchaser's obligation to purchase and pay for the Series [___] Notes to be sold to it at the Closing is subject to the fulfillment to its reasonable satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement, as hereafter modified, and to the following additional conditions:

[Set forth any modifications and additional conditions. These are to include the following:

            (a) all references to "Notes" therein shall be deemed to include the Series [___] Notes, and all references to "Series 2004-1 Notes" in Section 4 shall be deemed to be replaced by reference to the Series [___] Notes;

            (b) Section 4.1 will be subject to the changes set forth in the attached Schedule 5;

            (c) the second sentence of Section 4.2 shall not apply; and

            (d) Section 4.9 is subject to the new Schedule 4.9 attached.

      5. Representations and Warranties of the Obligors. The Company represents and warrants to the Purchasers that each of the representations and warranties contained in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof (a) except that (i) all references to "Purchaser" and "you" therein shall be deemed to refer to the Purchasers hereunder, (ii) all references to "this Agreement" shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, (iii) all references to "Notes" therein shall be deemed to include the Series [___] Notes and (iv) all references to "Series 2004-1 Notes" in Section 4 shall be deemed to be replaced by reference to the Series [___] Notes and (b) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5.

      6. Representations of the Purchasers. Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct as to such Purchaser except that (a) all references to "Notes" therein shall be deemed to include the Series [___] Notes and (b) all references to "Series 2004-1 Notes" in Section 6 shall be deemed to be replaced by reference to the Series [___] Notes.

      7. Mandatory Prepayment of the Series [ ] Notes. [The Series [___] Notes are not subject to mandatory prepayment by the Company.] [On [_______], [____] and on each [_____] thereafter to and including [_____], [____] the Company will prepay $[_________] principal amount (or such lesser principal amount as shall then be outstanding) of the Series [___] Notes at par and without payment of the Make-Whole Amount or any premium; provided that upon any partial prepayment of the Series [__] Notes pursuant to Section 8.2 of the Note Purchase Agreement the principal amount of each required prepayment of the Series [___] Notes becoming due under this Section 7 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series [___] Notes is reduced as a result of such prepayment.]

      8. Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement [(including without limitation, Sections 8.2 and 8.6)] are incorporated by reference herein and shall apply to the Series [___] Notes as if expressly set forth in this Supplement except that
(a) all references to "Notes" therein shall be deemed to include the Series [___] Notes and (b) all references to "Series 2004-1 Notes" in Sections 8.2 and
8.6 shall be deemed to be replaced by reference to the Series [___] Notes.

       [Wording to be inserted to cover the last paragraph of Section 8.3]

      IN WITNESS WHEREOF, the Company and the Purchasers have caused this Supplement to be executed and delivered as of the date set forth above.

                                                     TELEFLEX INCORPORATED

                                                     By_________________________
                                                       Title:

[ADD PURCHASER SIGNATURE BLOCKS]